GATING AGREEMENT

This GATING AGREEMENT (the “Agreement”) is made this 27th day of February, 2009, between Signature Exploration & Production Corp., a Delaware corporation (the “Company”) and SEARA, LLC (the “Shareholder”).

Recitals

A.
The Company is in the process of executing on a new business direction and raising capital for the purpose of developing its business plan and promoting the financial interests of the Company and its shareholders.

B.
It has been determined that to assist the Company in moving forward in these efforts, it is  necessary to restructure the existing financial affairs of the Company by, to the extent possible, placing certain shares of capital stock of the Company that are already issued and outstanding in a GATING AGREEMENT.

C.	The Shareholder has agreed to place her or his or its shares into a GATING AGREEMENT pursuant to the terms and conditions of this Agreement.

Agreement

In consideration of mutual promises set forth herein and other good and valuable consideration, the parties hereto agree as follows:

1.      Restriction on Transfer of Shares.  The Shareholder agrees to not transfer, sell, assign or convey, or offer or agree to transfer, sell, assign or convey more than 5 percent of her, his or its shares of stock of the Company (the “Shares”) during any calendar month for a period of two years from the date of this Agreement. The number of shares representing the 5 percent is based on the number of shares owned on the date of this Agreement. By example, if a Shareholder owns 100,000 shares on the date of this Agreement, the Shareholder agrees to sell no more than 5,000 shares per calendar month for the term of this Agreement.

2.      Consideration.  In consideration for entering into and performing all of the terms and conditions of this Agreement, the Shareholder shall be issued by Company, shares of common stock of the Company (the “Consideration Shares”) equal in number to 5% of the Shareholder’s Shares restricted by this Agreement.  The Consideration Shares shall have the same restrictions on trading as the other Shares restricted by this Agreement. The Consideration Shares will be delivered to the Shareholder within 15 business days from the date of this Agreement.

3.      Notation of  Shares.  The Shareholder shall assist the Company in taking any or all of the following actions or other actions as requested by the Company from time to time in order for the Shares to be designated as having trading restrictions on the Shares:

a)	Forward any certificates representing the Shares to the Company so that certificates representing the Shares can be reissued to the Shareholder bearing appropriate restrictive legends.

b)
Supply the Company with information regarding brokerage accounts in which any of the Shares are deposited and countersign any correspondence to applicable brokerage houses instructing that the Shares not be traded except pursuant to the terms and conditions of this Agreement.

c)
Agreeing that the Company’s transfer agent be made aware of this Agreement and that by signing this Agreement, the transfer agent is authorized by the Shareholder to enforce this Agreement with respect to the Shares.

4.      Remedies.  The Shareholder acknowledges and agrees that the Company could not be made whole by monetary damages in the event of any default by the Shareholder of the terms and conditions set forth in this Agreement.  It is accordingly agreed and understood that the Company, in addition to any other remedy which it may have in law or equity, shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and specifically to enforce the terms and provisions hereof in any action instituted in any court of the State of Florida or in any other court that has appropriate jurisdiction.

5.      Modification.  No modification of this Agreement shall be valid unless made in writing and signed by both parties.

6.      Binding Effect.  This Agreement shall be binding upon the parties and their respective heirs, successors and assigns.

7.      Integration.  This Agreement is intended to be the final and complete statement of the terms of the parties' agreements regarding the subject of this Agreement.  This Agreement supersedes all prior agreements and statements on these subjects, and it may not be contradicted by evidence of any prior or contemporaneous statements or agreements.

8.      Construction.  This Agreement shall be construed as a whole, according to its fair meaning, and not in favor of or against any party.  By way of example and not limitation, this Agreement shall not be construed against the party responsible for any language in this Agreement.  The headings of the paragraphs hereof are inserted for convenience only, and do not constitute part of and shall not be used to interpret this Agreement.

9.      Attorneys' Fees.  Should either party or a successor or permitted assign of either party resort to legal proceedings to enforce this Agreement, the prevailing party in such legal proceeding shall be awarded, in addition to such other relief as may be granted, attorneys' fees and costs incurred in connection with such proceeding.

10.    Severability.  If any term, provision, covenant or condition of this Agreement, or the application thereof to any person, place or circumstance, shall be held to be invalid, unenforceable or void, the remainder of this Agreement and such term, provision, covenant or condition as applied to other persons, places and circumstances shall remain in full force and effect.

11.    Recitals.  The recitals set forth in the forepart of this document are hereby incorporated herein as though fully set forth in this section 11.

12.   Acknowledge and Agreement to Perform Necessary Acts.  The Shareholder acknowledges that she, he or it has had the opportunity to consult legal counsel in regard to this Agreement, that Shareholder has read and understands this Agreement, that she, he or it is fully aware of its legal effect, and that Shareholder has entered into it freely and voluntarily and based on her, his or its own judgment and not on any representations or promises other than those contained in this Agreement.  Shareholder agrees to perform any further acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions and the intention of this Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth below.

SIGNATURE EXPLORATION & PRODUCTION CORP.

By: /s/ Steven Weldon
Name: Steven Weldon
Title: Chief Financial Officer

SHAREHOLDER

By: /s/ Scott Allen
Name: Scott Allen
Title: Managing Member
Number of shares owned: 150,000